SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Atlantic Liberty Financial Corp.
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                        161615014
------------------------------                      --------------------------
(State of Incorporation or Organization)               (I.R.S. Employer
                                                       Identification No.)



186 Montague Street, Brooklyn, New York                              11201
----------------------------------------                          -----------
(Address of Principal Executive Offices)                           (Zip Code)

If this form relates to the                  If this form relates to the
registration of a class of securities        registration of a class of
pursuant to Section 12(b) of the             securities Pursuant to Section
Exchange Act and is effective                12(g)of the Exchange Act and is
pursuant to General Instruction              effective pursuant to General
A.(c), please check the following            Instruction A.(d), please check the
box. [ ]                                     following box.:    [x]

         Securities Act registration statement file number to which this form relates: 333-90828

         Securities to be registered pursuant to Section 12(b) of the Act:

              None                           Not Applicable
         -------------------              ----------------------
          (Title of Class)             (Name of Each Exchange on Which
                                        Each Class is to be Registered)


         Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock par value $0.10 per share
                     --------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form SB-2 (File No. 333-90828), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisitions of Stock and Related Takeover Defense Provisions" in the Registrant's Prospectus.

Item 2.  Exhibits.
-----------------

1. Registration Statement on Form SB-2 (Registration Number 333-90828) dated June 20, 2002, as amended, is hereby incorporated by reference.

2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on June 20, 2002).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on June 20, 2002).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on June 20, 2002).

SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                ATLANTIC LIBERTY FINANCIAL CORP.



Date:    August 12, 2002                       By: /s/ William M. Gilfillan
                                               ------------------------------
                                                 William M. Gilfillan
                                                 Executive Vice President and
                                                 Chief Financial Officer